SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): August 18, 2000

                            Monongahela Power Company
               (Exact Name of Registrant as Specified in Charter)

            Ohio                           1-5164                13-5229392
(State or Other Jurisdiction of   (Commission File Number)     (IRS Employer/
       Incorporation)                                        Identification No.)

1310 Fairmont Avenue, Fairmont, West Virginia                   26554
  (Address of Principal Executive Offices)                    (Zip Code)

       Registrant's telephone number, including area code: (304) 366-3000

                                       N/A

          (Former Name or Former Address, if Changed Since Last Report)

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ITEM 1.  NOT APPLICABLE

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

On August 18, 2000, Monongahela Power Company (the "Company"), a wholly-owned subsidiary of Allegheny Energy, Inc. ("Allegheny"), doing business as part of Allegheny Power, the energy delivery business of Allegheny, completed its acquisition of Mountaineer Gas Company ("Mountaineer") from Eastern Systems Corporation ("ESC") and its parent Energy Corporation of America ("ECA") for approximately $323 million (consisting of a cash payment of approximately $223 million and the assumption of approximately $100 million in debt), subject to certain post-closing adjustments. The Company funded the acquisition with approximately $60 million it borrowed under a revolving credit facility with Bank of America together with approximately $163 million it received as a capital contribution from Allegheny.

Mountaineer is West Virginia's largest natural gas provider and it and its subsidiaries had assets including natural gas producing properties, gas gathering facilities, and intrastate transmission pipelines. The Company currently intends to use Mountaineer's assets to continue to conduct Mountaineer's business as it was being conducted prior to the acquisition.

Allegheny had previously assigned to the Company all of its rights and obligations under the Stock Purchase Agreement, dated as of December 20, 1999, among Allegheny, ECA, and ESC, which governed the terms of the acquisition. All regulatory approvals required to consummate the acquisition, including but not limited to the approval of the Securities and Exchange Commission pursuant to the Public Utility Holding Company Act of 1935, were obtained as of August 11, 2000.

Allegheny and ECA are also parties to a Participation Agreement, dated December 20, 1999, in which they have agreed to coordinate their efforts in the identification and acquisition of certain gas and gas related assets and properties, and certain business entities that engage in gas and gas related activities for a period of five years. In addition, Allegheny and ECA are parties to a Management Agreement, dated December 20, 1999, whereby ECA will provide certain management services to Mountaineer for a period up to five years for $2.5 million per year. Allegheny Energy Service Corporation, an affiliate of the Company, and ECA are also parties to a Gas Sales and Purchase Agreement, dated December 20, 1999, pursuant to which Allegheny Energy Service Corporation is obligated to purchase from ECA gas at an annual contract volume of up to 3.99 million Dth at indexed prices up to $10 million in the aggregate.

The foregoing text is qualified in its entirety by the press releases, dated August 24, 2000, issued by Allegheny announcing the acquisition, and the Stock Purchase Agreement which are attached as Exhibits 99.1 and 2.1, respectively, and are incorporated herein by reference.

ITEM 3-6.  NOT APPLICABLE

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a)-(b)   Not Applicable

(c)  Exhibits

Exhibit   Description

2.1 Stock Purchase Agreement, dated as of December 20, 1999, among Allegheny Energy, Inc., Energy Corporation of America, and Eastern Systems Corporation (incorporated by reference to the Current Report on Form 8-K of the Company, filed with the Securities and Exchange Commission on December 28, 1999).

99.1      Press Releases, dated August 24, 2000, issued by Allegheny Energy,
          Inc.

ITEM 8.  NOT APPLICABLE


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  September 1, 2000                       MONONGAHELA POWER COMPANY

                                             By: /s/ Thomas K. Henderson
                                                --------------------------------
                                                Name:  Thomas K. Henderson
                                                Title: Vice President


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EXHIBIT INDEX

Exhibit   Description

2.1 Stock Purchase Agreement, dated as of December 20, 1999, among Allegheny Energy, Inc., Energy Corporation of America, and Eastern Systems Corporation (incorporated by reference to the Current Report on Form 8-K of the Company, filed with the Securities and Exchange Commission on December 28, 1999).

99.1      Press Releases, dated August 24, 2000, issued by Allegheny Energy,
          Inc.